As filed with the Securities and Exchange Commission on April 30, 2004	Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

FLUOR CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	33-0927079 (I.R.S. Employer Identification No.)

One Enterprise Drive
Aliso Viejo, California 92656
(949) 349-2000
(Address, including Zip Code, and Telephone Number,
including Area Code, of Registrant’s Principal Executive Offices)

FLUOR CORPORATION
2000 RESTRICTED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS
(Full Title of Plan)

Lawrence N. Fisher, Esq.
Chief Legal Officer
Fluor Corporation
One Enterprise Drive
Aliso Viejo, California 92656
(949) 349-2000
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
	Amount	Offering	Aggregate	Amount of
Title of Securities	to be	Price Per	Offering	Registration
to be Registered	Registered(1)	Share(2)	Price(2)	Fee
Common Stock, par value $0.01 per share	100,000	$38.92	$3,892,000	$493.12

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement covers securities that may be issued pursuant to the antidilution provisions set forth in the 2000 Restricted Stock Plan for Non-Employee Directors.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, based upon the average of the high and low sale prices of Fluor common stock on the New York Stock Exchange on April 26, 2004.

INTRODUCTION

     Fluor Corporation is filing this Registration Statement on Form S-8 to register 100,000 shares of Fluor common stock, par value $0.01 per share, that may be issued under the Fluor Corporation 2000 Restricted Stock Plan for Non-Employee Directors.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

     In accordance with the note to Part I of Form S-8, Fluor is not including the information required by Part I (Information Required in the Section 10(a) Prospectus) as part of this Registration Statement.

Item 2. Registrant Information and Employee Plan Annual Information.

     In accordance with the note to Part I of Form S-8, Fluor is not including the information required by Part I (Information Required in the Section 10(a) Prospectus) as part of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents which Fluor has filed with the Securities and Exchange Commission are hereby incorporated by reference into this Registration Statement:

     (a) Fluor’s latest Annual Report on Form 10-K (File No. 001-16129) filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, or latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, that contains audited financial statements for Fluor’s latest fiscal year for which such statements have been filed;

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act since the end of Fluor’s fiscal year covered by the documents referred to in item (a) above; and

     (c) The description of Fluor’s common stock set forth under the caption “Description of New Fluor Capital Stock” in Fluor’s Registration Statement on Form 10 (File No. 001-16129), together with any amendment or report Fluor files with the SEC for the purpose of updating that description.

     All documents subsequently filed by Fluor pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in this Registration Statement, or in a document incorporated by reference into this Registration Statement, will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that also is incorporated by reference into this Registration Statement modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Lawrence N. Fisher, Esq., Fluor’s Chief Legal Officer, has passed upon the validity of the Fluor common stock being registered hereby. Mr. Fisher is an executive officer of Fluor and holds shares of Fluor common stock.

Item 6. Indemnification of Directors and Officers.

     The General Corporation Law of the State of Delaware provides in general that a director or officer of a corporation (a) shall be indemnified by the corporation for all expenses of litigation or other legal proceedings when he is successful on the merits, (b) may be indemnified by the corporation for the expenses, judgments, fines and amounts paid in settlement of such litigation (other than a derivative suit) even if he is not successful on the merits if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation (and, in the case of a criminal proceeding, had no reasonable cause to believe his conduct was unlawful), and (c) may be indemnified by the corporation for expenses of a derivative suit (a suit by a stockholder alleging a breach by a director or officer of a duty owed to the corporation), even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, provided that no such indemnification may be made in accordance with this clause (c) if the director or officer is adjudged liable to the corporation, unless a court determines that, despite such adjudication but in view of all the circumstances, he is entitled to indemnification of such expenses. The indemnification described in clauses (b) and (c) above shall be made only upon order by a court or a determination by (x) a majority of a quorum of disinterested directors, (y) under certain circumstances, independent legal counsel, or (z) the stockholders, that indemnification is proper because the applicable standard of conduct is met. Expenses incurred by a director or officer in defending an action may be advanced by the corporation prior to the final disposition of such action upon receipt of an undertaking by such director or officer to repay such expenses if it is ultimately determined that he is not entitled to be indemnified in connection with the proceeding to which the expenses related.

     Fluor’s Amended and Restated Certificate of Incorporation includes provisions that:

     1. Eliminate, to the fullest extent permitted by Delaware law, director liability for monetary damages for breaches of fiduciary duty; and

     2. Require that directors and officers be indemnified to the fullest extent permitted by Delaware law.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation of Fluor Corporation (1)

4.2	Amended and Restated Bylaws of Fluor Corporation (2)

4.3	Fluor Corporation 2000 Restricted Stock Plan for Non-Employee Directors, as amended and restated on April 28, 2004

5	Opinion of Lawrence N. Fisher, Esq. as to the legality of the securities being registered

23.1	Consent of Independent Auditors

23.2	Consent of Lawrence N. Fisher, Esq. (contained in Exhibit 5 hereto)

Exhibit No.	Description
24	Powers of Attorney (contained on the signature page hereto)

(1)	Incorporated by reference to Exhibit 3.1 of Fluor’s Registration Statement on Form 10/A (Amendment No. 1) (File No. 001-16129), filed with the SEC on November 22, 2000.

(2)	Incorporated by reference to Exhibit 3.2 of Fluor’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (File No. 001-16129), filed with the SEC on March 15, 2004.

Item 9. Undertakings.

(1) Undertaking Pursuant to Rule 415 Offering. Fluor hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in this effective Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Fluor pursuant to Section 13 or 15(d) of the Securities Exchange Act that are incorporated by reference in this Registration Statement.

(b)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) Undertaking Pursuant to Filings Incorporating Subsequent Exchange Act Documents by Reference. Fluor hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Fluor’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Undertaking Pursuant to Filing of Registration Statement on Form S-8. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Fluor pursuant to the foregoing provisions, or otherwise, Fluor has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Fluor of expenses incurred or paid by a director, officer or controlling person of Fluor in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Fluor will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, Fluor Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aliso Viejo, State of California, on April 30, 2004.

FLUOR CORPORATION

By:	/s/Lawrence N. Fisher

Lawrence N. Fisher
Chief Legal Officer

POWERS OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Lawrence N. Fisher, Eric P. Helm, and Wendy. A. Hallgren and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do an perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the date indicated.

Signature	Title	Date
/s/Alan L. Boeckmann	Chairman of the Board of	April 30, 2004
Directors and Chief Executive Officer
Alan L. Boeckmann	(Principal Executive Officer)

/s/ D. Michael Steuert	Senior Vice President and	April 30, 2004
Chief Financial Officer
D. Michael Steuert	(Principal Financial Officer)

/s/ Victor L. Prechtl	Vice President and Controller	April 30, 2004
(Principal Accounting Officer)
Victor L. Prechtl

/s/ Peter J. Fluor Peter J. Fluor	Director	April 30, 2004

/s/ David P. Gardner David P. Gardner	Director	April 30, 2004

/s/ James T. Hackett James T. Hackett	Director	April 30, 2004

/s/ Kent Kresa Kent Kresa	Director	April 30, 2004

/s/ Vilma S. Martinez Vilma S. Martinez	Director	April 30, 2004

/s/ Dean R. O’Hare Dean R. O’Hare	Director	April 30, 2004

Signature	Title	Date
/s/ Joseph W. Prueher Joseph W. Prueher	Director	April 30, 2004

/s/ Lord Robin W. Renwick Lord Robin W. Renwick	Director	April 30, 2004

/s/ Martha R. Seger Martha R. Seger	Director	April 30, 2004

/s/ Suzanne H. Woolsey Suzanne H. Woolsey	Director	April 30, 2004

EXHIBIT INDEX

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation of Fluor Corporation (1)

4.2	Amended and Restated Bylaws of Fluor Corporation (2)

4.3	Fluor Corporation 2000 Restricted Stock Plan for Non-Employee Directors,
as amended and restated on April 28, 2004

5	Opinion of Lawrence N. Fisher, Esq. as to the legality of the securities being registered

23.1	Consent of Independent Auditors

23.2	Consent of Lawrence N. Fisher, Esq. (contained in Exhibit 5 hereto)

24	Powers of Attorney (contained on the signature page hereto)

(1)	Incorporated by reference to Exhibit 3.1 of Fluor’s Registration Statement on Form 10/A (Amendment No. 1) (File No. 001-16129), filed with the SEC on November 22, 2000.

(2)	Incorporated by reference to Exhibit 3.2 of Fluor’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (File No. 001-16129), filed with the SEC on March 15, 2004.